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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ---------------------------------

                                    FORM 8-K

                       ---------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 28, 2002

                                  CNBC BANCORP

             (Exact name of registrant as specified in its charter)

                                      OHIO

                 (State or other jurisdiction of incorporation)

000-28203                                                 31-1478140
(Commission File Number)                       (IRS Employer Identification No.)

100 East Wilson Bridge Road
Worthington, Ohio                                                   43085
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (614) 848-8700



Item 5.                    Other Events

     On August 28, 2002, CNBC Bancorp ("CNBC") and First Merchants Corporation ("First Merchants") jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which CNBC will be merged with and into First Merchants (the "Merger"). The Merger has been approved by the Boards of Directors of each of CNBC and First Merchants. The Agreement provides that upon the effective date of the Merger (the "Effective Time"), each shareholder of CNBC may elect to receive either 1.01 shares of First Merchants' common stock (valued at $27.41 per share based on First Merchants' August 27, 2002 closing price of $27.14 per share), or $29.57 in cash for each CNBC common share owned by such shareholder. However, no more than $24,561,693 aggregate cash may be paid in the Merger and there may be allocations of stock to certain CNBC shareholders if this threshold is exceeded. Based on the closing price of First Merchants' commmon stock on August 27, 2002, the transaction has an aggregate value of approximately $58 million. First Merchants declared a 5% stock dividend payable September 13, 2002 to First Merchants shareholders of record on August 30, 2002. The 1.01 exchange ratio will not be adjusted as a result of the stock dividend. The transaction is expected to be a tax-free stock exchange for those CNBC shareholders
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electing to receive First Merchants common stock. The Merger is subject to various contingencies, including the approval of CNBC's shareholders and the receipt of certain regulatory approvals.

     Following the Merger, CNBC's wholly owned bank subsidiary, Commerce National Bank, will become a wholly owned subsidiary of First Merchants and will continue to operate in the greater Columbus, Ohio, market.

     The Agreement of Reorganization and Merger between First Merchants and CNBC dated August 28, 2002, is attached hereto as Exhibit 2 and incorporated herein by reference.

     This current report on Form 8-K, including the exhibit hereto, contains forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.

     The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer business requirements, legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Item 7.  Financial Statements and Exhibits

   (c)   Exhibits

         Exhibit 2 Agreement of Reorganization and Merger between First Merchants Corporation and CNBC Bancorp dated August 28, 2002.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, CNBC Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         By:  /s/  Thomas D. McAuliffe
                              -----------------------------------------
                                   Thomas D. McAuliffe
                                   Chairman and President


                         By:  /s/  John A. Romelfanger
                              ------------------------------------------
                                   John A. Romelfanger
                                   Secretary, Treasurer, Vice President


Dated:  August 28, 2002


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